Plan Of Reorganization

JNL Variable Fund LLC
JNL/Mellon Capital Dowsm Dividend Fund

JNL Series Trust
JNL/M&G Global Leaders Fund
JNL/S&P Dividend Income & Growth Fund
JNL/Franklin Templeton Global Growth Fund

This Plan of Reorganization has been entered into on September 13, 2013, by JNL Variable Fund LLC (the “Fund”), a Delaware limited liability company, on behalf of its JNL/Mellon Capital Dowsm Dividend Fund (the “Dow Dividend Fund”), and JNL Series Trust (the “Trust”), a Massachusetts business trust, on behalf of its JNL/M&G Global Leaders Fund (the “M&G Fund”, and together with the Dow Dividend Fund, the “Acquired Funds”), JNL/S&P Dividend Income & Growth Fund (the “S&P Dividend Fund”) and JNL/Franklin Templeton Global Growth Fund (together with the S&P Dividend Fund, the “Acquiring Funds”).

WHEREAS, the Trust and the Fund are each registered with the U.S. Securities and Exchange Commission in accord with the provisions of the Investment Company Act of 1940 as amended (the “1940 Act”), each as an open-end management investment company, and each has established several separate series of shares (“funds”), with each fund having its own assets and investment policies;

WHEREAS the Trust’s Board of Trustees and the Fund’s Board of Managers, including a majority of the Trustees/Managers who are not interested persons of the Trust/Fund, has each determined that the transactions described herein are fair and reasonable, that participation in the transactions described herein is in the best interests of the Acquired Funds, and that the interests of the existing shareholders/interest holders of both the Acquired Funds and the Acquiring Funds will not be diluted as a result of the transactions described herein;

WHEREAS Article III, Section 3 of the Fund's Operating Agreement, adopted November 27, 2012 (the “Operating Agreement”), authorizes the Board of Managers to direct the management of the business and affairs of the Fund;

WHEREAS Article IV, Section 3 of the Trust's Declaration of Trust, dated June 1, 1994 (the “Declaration of Trust”), authorizes the Board of Trustees to direct the management of the business and affairs of the Trust; and

WHEREAS the Trust’s Board of Trustees and the Fund’s Board of Managers, including a majority of the Trustees/Managers who are not interested persons of the Trust/Fund, has approved the reorganization of the Acquired Funds with and into the corresponding Acquiring Fund as set forth in Schedule A herein, subject to the approval of the shareholders/interest holders of the Acquired Funds;

NOW, THEREFORE, all the assets, liabilities and interests of each Acquired Fund shall be transferred on the Closing Date to the corresponding Acquiring Fund, as described below; provided, however, that such transaction shall not occur unless and until this Plan of

Reorganization shall have first been approved by a majority of the outstanding voting securities of the relevant Acquired Fund as provided in Section 2(a)(42) of the 1940 Act:

1.
The Closing Date shall be September 13, 2013, or if the New York Stock Exchange or another primary trading market for portfolio securities of the Acquired Funds or the Acquiring Funds (each, an “Exchange”) is closed to trading or trading thereon is restricted, or trading or the reporting of trading on an Exchange or elsewhere is disrupted so that, in the judgment of either the Board of Managers or the Board of Trustees, accurate appraisal of the value of either the Acquired Funds’ or the Acquiring Funds’ net assets and/or the net asset value per share of either class of Acquiring Fund shares is impracticable, the Closing Date shall be postponed until the first business day after the day when such trading has been fully resumed and such reporting has been restored;

2.
On or before the Closing Date, and before effecting each reorganization transaction described herein, the Fund and the Trust shall have received a satisfactory written opinion of legal counsel as to each such transaction that:

a.
such transaction will qualify as a “reorganization” (as defined in Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (“Code”)), and each Fund will be “a party to a reorganization” (within the meaning of Section 368(b) of the Code); each Acquired Fund will recognize no gain or loss on the transfer of the assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund’s assumption of the liabilities or on the subsequent distribution of those Acquiring Fund shares to the Acquired Fund shareholders in exchange for their Acquired Fund shares; each Acquiring Fund will recognize no gain or loss on its receipt of the assets in exchange solely for Acquiring Fund Shares and its assumption of the related liabilities; each Acquiring Fund’s basis in each asset will be the same as the Acquired Fund’s basis therein immediately before the reorganization transaction, and each Acquiring Fund’s holding period for each asset will include the Acquired Fund’s holding period therefore (except where the Acquiring Fund’s investment activities have the effect of reducing or eliminating an asset’s holding period); an Acquired Fund shareholder will recognize no gain or loss on the exchange of all its Acquired Fund shares solely for Acquiring Fund shares pursuant to the reorganization transaction; and an Acquired Fund shareholder’s aggregate basis in the Acquiring Fund shares it receives in the reorganization transaction will be the same as the aggregate basis in its Acquired Fund shares it actually or constructively surrenders in exchange for those Acquiring Fund shares, and its holding period for those Acquiring Fund shares will include, in each instance, its holding period for those Acquired Fund shares, provided the Acquired Fund shareholder holds those Acquired Fund shares as capital assets at the Closing Date; and

b.
the securities to be issued in connection with such transaction have been duly authorized and, when issued in accordance with this Plan of Reorganization, will have been validly issued and fully paid and will be non-assessable by the Trust on behalf of the relevant Acquiring Fund.

3.	In exchange for all of its shares of each Acquired Fund, each shareholder of such Acquired Fund shall receive a number of shares, including fractional shares, of the corresponding Acquiring Fund equal in dollar value to the number of whole and fractional shares that such shareholder owns in such Acquired Fund.  Each shareholder of such Acquired Fund shall thereupon become a shareholder of the corresponding Acquiring Fund.

4.
For purposes of this transaction, the value of the shares of the Acquiring Funds and the Acquired Funds shall be determined as of 4:00 p.m., Eastern Time, on the Closing Date. Those valuations shall be made in the usual manner as provided in the relevant prospectus of the Fund and/or the Trust.

5.
Upon completion of the foregoing transactions, each Acquired Fund shall be terminated and no further shares shall be issued by them. The classes of the Fund’s and the Trust’s shares representing such Acquired Fund shall thereupon be closed and the shares previously authorized for those classes shall be reclassified by the Board of Managers and the Board of Trustees, respectively.  The Fund’s Board of Managers and management of the Fund shall take whatever actions may be necessary under Delaware law and the 1940 Act to effect the termination of the Dow Dividend Fund. The Trust’s Board of Trustees and management of the Trust shall take whatever actions may be necessary under Massachusetts law and the 1940 Act to effect the termination of the M&G Fund.

6.
The costs and expenses of these transactions, including the preparation, filing, printing and mailing of proxy solicitation material, disclosure documents and related legal fees, except legal fees incurred in connection with the analysis under the Code of the taxability of this transaction and the preparation of the tax opinion referred to in paragraph 2.a. above, shall be borne by Jackson National Asset Management, LLC.

A copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees, and is not binding on any of the Trustees, officers, or shareholders of the Trust individually, but only binding on the assets and properties of the Trust.

IN WITNESS WHEREOF, JNL Variable Fund LLC, on behalf of the JNL/Mellon Capital DowSM Dividend Fund, and JNL Series Trust, on behalf of the JNL/M&G Global Leaders Fund, JNL/S&P Dividend Income & Growth Fund and JNL/Franklin Templeton Global Growth Fund has each caused this Plan of Reorganization to be executed and attested in the City of Chicago, State of Illinois, on the date first written above.

JNL Series Trust By: /s/ Mark D. Nerud Mark D. Nerud, President Attest: /s/ Daniel W. Koors Daniel W. Koors, Vice President
JNL Variable Fund LLC By: /s/ Mark D. Nerud Mark D. Nerud, Presiden Attest: /s/ Daniel W. Koors Daniel W. Koors, Vice President

Schedule A

Acquired Funds/Entity	Acquiring Funds/Entity
JNL/Mellon Capital DowSM Dividend Fund JNL Variable Fund LLC	JNL/S&P Dividend Income & Growth Fund JNL Series Trust
JNL/M&G Global Leaders Fund JNL Series Trust	JNL/Franklin Templeton Global Growth Fund JNL Series Trust

A-1